Exhibit 99.1

News Release

For Immediate Release

ALERIS INTERNATIONAL, INC. ANNOUNCES SCHEDULE

FOR SECOND QUARTER 2008 EARNINGS RELEASE

AND CONFERENCE CALL

BEACHWOOD, OH – July 30, 2008 – Aleris International, Inc. will issue its second quarter 2008 results before the market opens on Monday, August 11, 2008. That same day at 10:00 a.m. Eastern time Steven J. Demetriou, Chairman and Chief Executive Officer, and Sean M. Stack, Executive Vice President and Chief Financial Officer, will host a conference call to discuss results.

The live conference call can be accessed by dialing 866-831-6162 or 617-213-8852 and referencing passcode 77923148 at least 10 minutes prior to the presentation, which will begin promptly at 10:00 a.m. Eastern time.

A taped replay of the call will also be available by dialing 888-286-8010 or 617-801-6888 and referencing passcode 59260028 beginning at 11:00 a.m. Eastern time, August 11, 2008 until 11:59 p.m. Eastern time, August 18, 2008.

Aleris International, Inc. is a global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. Headquartered in Beachwood, Ohio, a suburb of Cleveland, the Company operates 45 production facilities throughout the world, and employs approximately 8,400 employees.

Contact:	Sean M. Stack
Aleris International, Inc.
Phone # 216-910-3504